Exhibit 10.1

EXECUTION VERSION

FORBEARANCE AGREEMENT AND AMENDMENT
TO MASTER LEASE AND SECURITY AGREEMENT

This FORBEARANCE AGREEMENT AND AMENDMENT TO MASTER LEASE AND SECURITY AGREEMENT, dated as of December 22, 2017 (this “Agreement”), is entered into by and among HCR ManorCare, Inc. (“HCR Parent”), HCR III Healthcare, LLC (“HCR III,” and together with HCR Parent, the “Company”), Quality Care Properties, Inc. (“QCP Inc.”), and the affiliates of QCP Inc. party hereto (the “Lessor Entities,” and together with QCP Inc., “QCP”).

RECITALS

WHEREAS, certain real property comprising skilled nursing and assisted living facilities (the “Leased Facilities”), is leased to HCR III by the Lessor Entities pursuant to the Master Lease and Security Agreement, dated as of April 7, 2011 (as modified and amended from time to time, including by Section 1 of this Agreement, the “MLSA”), by and between the Lessor Entities, as Lessor (as defined in the MLSA), and HCR III, as Lessee (as defined in the MLSA);

WHEREAS, HCR Parent guarantees the obligations of HCR III under the MLSA pursuant to that certain Guaranty of Obligations, effective as of February 11, 2013 (as amended or modified from time to time, the “Guaranty”);

WHEREAS, HCR III subleases the Leased Facilities to certain of its direct and indirect subsidiaries and affiliates (the “Sublease OpCos”) pursuant to certain subleases (the “Subleases”), and the Sublease OpCos operate the Leased Facilities;

WHEREAS, the Lessor Entities, HCR III and the Sublease OpCos have entered into certain Agreements Regarding Subleases made and entered as of April 7, 2011, October 23, 2015, February 16, 2016 and March 14, 2016 (collectively, and as amended or modified from time to time, the “Agreements Regarding Subleases”);

WHEREAS, on July 15, 2017, QCP provided notice to the Company that, among other things, an Event of Default has occurred under the MLSA and certain amounts are immediately due and payable under the MLSA by the Company to QCP.

WHEREAS, on August 17, 2017, QCP filed a complaint against HCR Parent, HCR III and “John Does 1—50” in Los Angeles County Superior Court (the “Receivership Court”), styled as Quality Care Properties, Inc. and HCP Properties, LP v. HCR III Healthcare, LLC et al., Los Angeles County Super. Ct. No. BC672837, seeking, among other relief, the appointment of a receiver for HCR III (the “Receivership Proceeding”); and

WHEREAS, QCP and the Company (collectively, the “Parties”) desire to amend the MLSA and enter into forbearance arrangements to facilitate negotiations regarding a comprehensive restructuring of the economic relationships between the Parties;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      Amendment of MLSA.

(a)                                 The Lessor Entities and HCR III agree and acknowledge as follows (collectively, the “MLSA Amendment”):

(i)                                     Section 2.1 of the MLSA is hereby amended and modified to insert the following new definition in appropriate alphabetical order:

“Reduced Cash Rent”:  $23,500,000 in cash.

(ii)                                  Section 3.1 of the MLSA is hereby amended and modified to insert the following at the end of such section:

3.1.2                     Reduction in Minimum Rent.  Notwithstanding Section 3.1.1, from November 30, 2017 until November 30, 2018 (the “Rent Reduction Period”), Lessee shall pay to Lessor Minimum Rent monthly, in the amounts set forth in or determined pursuant to the applicable formula(s) set forth in Exhibit D attached hereto, as follows:

(a)                              Lessee shall pay Reduced Cash Rent for the calendar month of December, 2017 in three installments:  (i) $4.0 million no later than December 8, 2017, (ii) $5.0 million no later than December 15, 2017 and (iii) the remaining Reduced Cash Rent no later than December 29, 2017.  For each other calendar month during the Rent Reduction Period, Lessee shall pay Reduced Cash Rent in two installments:  (i) $9.5 million no later than the 10th calendar day of such month and (ii) the remaining Reduced Cash Rent no later than the 25th calendar day of such month.

(b)                                 The remaining Minimum Rent for each calendar month during the Rent Reduction Period shall be deferred during the Rent Reduction Period and shall become immediately due and payable in its entirety upon the termination of the Rent Reduction Period.

(iii)                               The Lessor Entities and HCR III will promptly agree to a new schedule reflecting the deferral of Minimum Rent during the Rent Reduction Period to replace Schedule 2 to the Tenth Amendment to the MLSA, dated March 29, 2015.

(iv)                              All references in the MLSA to the “Master Lease” shall be deemed to be references to the MLSA as amended hereby.

(b)                                 Except as amended in subsection (a) of this Section 1, the MLSA shall remain in full force and effect, and all other amounts due thereunder prior to and during the term of this Agreement shall remain due and payable and continue to accrue and bear interest pursuant to the MLSA.

(c)                                  HCR Parent hereby consents to the MLSA Amendment.

(d)                                 The MLSA Amendment shall survive the termination of this Agreement.

(e)                                  Except as amended in subsection (a) of this Section 1, this Agreement shall not amend or modify the MLSA in any respect. For the avoidance of doubt, Sections 8, 9 and 10 of this Agreement shall not apply to the MLSA Amendment, and the MLSA Amendment shall be construed and enforced in accordance with Section 45.1.9 of the MLSA.

2.                                      Forbearance.

(a)                           From the date hereof until the termination of this Agreement in accordance with its terms (the “Forbearance Period”), QCP agrees to forbear from bringing suit or exercising remedies under the MLSA or Agreements Regarding Subleases arising out of the failure to (i) pay Rent (as defined in the MLSA) other than Reduced Cash Rent (as defined in the MLSA Amendment), or (ii) notwithstanding Section 4.4 of the MLSA, deposit or pay any amounts required to be deposited pursuant to Section 4.4 of the MLSA prior to the termination of this Agreement, including by delivering a notice of default under the MLSA, terminating the MLSA, declaring an “Event of Default” under the MLSA or exercising any other right or remedy under the MLSA and/or Agreements Regarding Subleases against the Company or its direct and indirect subsidiaries and, with respect to each, their property and interests in property.

(b)                           The Parties agree that (i) promptly after the date hereof, the Parties shall seek to obtain an order of the Receivership Court staying the Receivership Proceeding for a period extending until ten calendar days following termination of this Agreement and (ii) until they have received such an order, QCP shall not seek to advance the Receivership Proceeding.  The Parties acknowledge and agree that all respective rights, powers, defenses and remedies of each Party in respect of the Receivership Proceedings are hereby reserved.

3.                                      Restructuring Discussions.

(a)                           During the Forbearance Period, the Parties shall negotiate in good faith the terms of a comprehensive restructuring of the economic relationships between the Parties.  For the avoidance of doubt, this Section 3 does not constitute a binding commitment by any Party to enter into any transaction or agreement, and shall not give rise to liability for any Party unless and until, if ever, a definitive agreement is agreed by the Parties.

(b)                           QCP acknowledges the Company has informed QCP that HCR III expects that it will be unable to pay a material portion of Reduced Cash Rent during part or all of the Rent Reduction Period as a result of the financial condition of HCR III.   QCP reserves all rights and remedies with respect to the Company’s failure, at any time, to pay Reduced Cash Rent.

(c)                            During the Forbearance Period and any future extension(s) of such period, the Company agrees that HCR Home Health Care and Hospice, LLC, as Borrower under that certain Credit Agreement with RD Credit, LLC, dated as of July 17, 2017 (as may be amended, the “Credit Agreement”),(1) the Holdcos and the Subsidiary Guarantors each shall make Investments in SNF Entities permitted under Section 7.17(ii) and (iii) of the Credit Agreement only to the extent such Investments shall be utilized to pay Reduced Cash Rent.

4.                                      Termination.

(a)                                 This Agreement shall terminate automatically on January 16, 2018, provided, however, that the termination of this Agreement shall not impact the amendments to the MLSA set forth in Section 1 of this Agreement.

(b)                                 The Company may terminate this Agreement at any time upon the occurrence of any material breach by QCP of its obligations under this Agreement.

(c)                                  QCP may terminate this Agreement at any time upon the occurrence of (i) any material breach by the Company of its obligations under this Agreement, (ii) QCP’s failure to receive Reduced Cash Rent when due in accordance with the MLSA, or (iii) the affiliates of Carlyle Investment Management, L.L.C. that are stockholders of HCR Parent sell, transfer, convey, assign, encumber or hypothecate any of their equity interests in HCR Parent.

(d)                                 This Agreement may be terminated by mutual agreement among the Parties.

5.                                      Severability.  Should any provision of this Agreement for any reason be declared invalid or unenforceable by any court of competent jurisdiction under the laws governing this Agreement, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.  The Parties further agree that if any provision contained herein is held invalid or unenforceable in any respect, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

6.                                      Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any Party without the prior written consent of the other Parties hereto.

7.                                      No Third-Party Beneficiaries.  This Agreement is not intended and shall not be deemed to confer upon or give any person, except the Parties hereto, their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

(1)                                 Capitalized terms used in section 3(c) but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement.

8.                                      Governing Law.  This Agreement shall be governed by the laws of the State of New York, excluding choice of law principles that would require the application of the laws of a jurisdiction other than the State of New York.

9.                                      Forum; Service of Process.  Any proceeding brought by any Party arising out of or based upon this Agreement shall only be instituted in any federal or state court in New York County, New York, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such Proceeding.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective last known address shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.

10.                               WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.                               No Waiver and Preservation of Rights.  Following the occurrence of the termination of this Agreement in accordance with its terms, if applicable, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses.  During the Forbearance Period, none of the Parties are waiving any rights, remedies, claims or defenses except as expressly set forth in this Agreement, and all such rights, remedies, claims and defenses are expressly reserved.

12.                               Settlement Discussions.  This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and analogous provisions of any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

13.                               Captions; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any facsimile or .pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

14.                               Authority.  Each Party hereby represents and warrants that it has full right, power and authority to enter into this Agreement and that the person executing this Agreement on its behalf is duly authorized to do so.

15.                               Disclosure.  It is understood that QCP shall be permitted to disclose the existence and terms of this Agreement, as well as file a copy of this Agreement as exhibits in its periodic or current reports filed with the Securities and Exchange Commission.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

QUALITY CARE PROPERTIES, INC.

By:	/s/ C. Marc Richards
Name:	C. Marc Richards
Title:	Chief Financial Officer

HCP PROPERTIES, LP, a Delaware limited partnership

By: HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

HCP WEST VIRGINIA PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES OF ALEXANDRIA VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF ARLINGTON VA, LLC, a Delaware limited liability company

HCP PROPERTIES OF MIDWEST CITY OK, LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (NORTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF OKLAHOMA CITY (SOUTHWEST), LLC, a Delaware limited liability company

HCP PROPERTIES OF TULSA OK, LLC, a Delaware limited liability company

HCP PROPERTIES-ARDEN COURTS OF ANNANDALE VA, LLC, a Delaware limited liability company

HCP PROPERTIES-CHARLESTON OF HANAHAN SC, LLC, a Delaware limited liability company

HCP PROPERTIES-COLUMBIA SC, LLC, a Delaware limited liability company

HCP PROPERTIES-FAIR OAKS OF FAIRFAX VA, LLC, a Delaware limited liability company

HCP PROPERTIES-IMPERIAL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-LEXINGTON SC, LLC, a Delaware limited liability company

HCP PROPERTIES-MEDICAL CARE CENTER-LYNCHBURG VA, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT EAST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT OF UNION SC, LLC, a Delaware limited liability company

HCP PROPERTIES-OAKMONT WEST-GREENVILLE SC, LLC, a Delaware limited liability company

HCP PROPERTIES-STRATFORD HALL OF RICHMOND VA, LLC, a Delaware limited liability company

HCP PROPERTIES-WEST ASHLEY-CHARLESTON SC, LLC, a Delaware limited liability company

HCP MARYLAND PROPERTIES, LLC, a Delaware limited liability company

HCP PROPERTIES-SALMON CREEK WA, LLC, a Delaware limited liability company

HCP PROPERTIES-WINGFIELD HILLS NV, LLC, a Delaware limited liability company

HCP PROPERTIES-UTICA RIDGE IA, LLC, a Delaware limited liability company

HCP TWINSBURG OH PROPERTY, LLC, a Delaware limited liability company

By:	/s/ C. Marc Richards
Name:	C. Marc Richards
Title:	Chief Financial Officer

HCR STERLING HEIGHTS MI PROPERTY, LLC, a Delaware limited liability company

By: HCR Schoenherr·Road Property, LLC, a Delaware limited liability company, its sole member

By: HCP Properties, LP, a Delaware limited partnership, its sole member

By: HCP I-B Properties, LLC, a Delaware limited liability company, its General Partner

By:	/s/ C. Marc Richards
Name:	C. Marc Richards
Title:	Chief Financial Officer

HCR MANORCARE, INC.

By:	/s/ Steven M. Cavanaugh
Name:	Steven M. Cavanaugh
Title:	Chairman, President and Chief Executive Officer

HCR III HEALTHCARE, LLC

By:	/s/ Steven M. Cavanaugh
Name:	Steven M. Cavanaugh
Title:	Chairman, President and Chief Executive Officer